Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of Healthcare Trust of America, Inc. of our report dated February 17, 2017 relating to our audits of the financial statements of HHC – Duke Realty Development, Inc. as of and for the years ended December 31, 2016 and 2015, appearing in the Joint Venture Investments Section, which is a part of such Registration Statement.

/s/ Katz, Sapper & Miller, LLP

Indianapolis, Indiana

February 23, 2018